UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 19, 2011

SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1217 South Flagler Drive, 3rd Floor , West Palm Beach, Florida		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 805-684-1830

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

As previously reported, on April 12, 2010, SentiSearch, Inc. (the “Company”) issued to each of four individuals $20,000 principal amount of promissory notes (the “April Notes”) (a total of $80,000 principal amount of promissory notes).  The investors included Joseph Pagano, the Company’s Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors, Frederick R. Adler, a director of the Company and a beneficial owner of more than 10% of the Company’s outstanding common stock and Samuel A. Rozzi, a beneficial owner of more than 10% of the Company’s outstanding common stock, and one individual (collectively, the “Holders”).  Additionally, as previously reported, on September 7, 2010, the Company issued to each of Messrs. Rozzi and Adler, $25,000 principal amount of promissory notes (the “September Notes”) (a total of $50,000 principal amount of promissory notes), and on August 12, 2010, the Company issued to Mr. Pagano $20,000 principal amount of promissory note (together with the April Notes and September Notes, the “Old Notes”).

On April 19, 2011, the Company and the Holders entered into an exchange agreement pursuant to which the Company raised $230,000 in new funds from the Holders as follows: in exchange for the Old Notes, in the aggregate principal amount of $150,000, and $230,000 in cash, the Company issued to each Holder $95,000 principal amount in a promissory note (an aggregate principal amount of $380,000) (the “New Notes”) and a warrant (each a “Warrant” and collectively the “Warrants”) to purchase 463,415 shares of the Common Stock of the Company, $.0001 par value, for a purchase price of $0.41 per share.

The New Notes will accrue interest at a rate of six percent per annum, which interest will be payable quarterly until April 19, 2014, at which time the outstanding principal amount, with interest accrued thereon, will be due and payable.  The New Notes will become due and payable upon customary events of default or if the Company consummates an equity financing resulting in net proceeds of $4,000,000 or more to the Company.

The Warrants are exercisable, in whole or in part, during the period from April 19, 2011 to April 19, 2016.

The New Notes and Warrants were issued in private transactions pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  Each Holder has represented to the Company that he or she is an accredited investor as defined as pursuant to the Act.

In connection with the issuance of the Warrants, the 2010 Stock Incentive Plan (the “Plan”) was amended to provide that, (i) 800,000 shares of common stock are reserved and available for distribution under the Plan and (ii) 1,200,000 additional shares of common stock will be reserved under the Plan effective upon the approval of an amendment to the Company’s Certificate of Incorporation that will raise the number of authorized shares of common stock to a number that accommodates such reservation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTISEARCH, INC.

Dated: April 25, 2011	By:	/s/ Joseph K. Pagano
		Name: Title:	Joseph K. Pagano Chief Executive Officer, Secretary, Treasurer and Chairman of the Board